Exhibit (b)

EX-99.906CERT

SECTION 906 CERTIFICATIONS

Mark Spina, President and Chief Executive Officer; and Mark E. Swanson, Treasurer, Chief
Accounting Officer and Chief Financial Officer Russell Investment Funds, a Massachusetts
Business Trust (the “Registrant”), each certify that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2017
(the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d)
of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell
Investment Funds and will be retained by Russell Investment Funds and furnished to the Securities and
Exchange Commission or its staff upon request.

Russell Investment Funds

/s/ Mark Spina
Mark Spina
President and Chief Executive Officer, Russell Investment Funds

/s/ Mark E. Swanson
Mark E. Swanson
Treasurer, Chief Accounting Officer and Chief Financial Officer, Russell Investment Funds

Date: February 15, 2018